Exhibit 10.9

Footprint

March 30, 2021

Mr. Joshua M. Walden

[***]

[***]

Dear Josh,

We are pleased to offer you the position of Chief Operating Officer (“COO) of Footprint International Holdco, Inc. (the “Parent Company”) and its current and future controlled affiliates (the “Affiliates,” together with the Parent Company, the “Company”), pursuant to the terms of this offer of employment (this “Offer Letter”). This role is a full-time position with your primary office location at the Company’s headquarters in Gilbert, Arizona. This position reports to the Company’s Chief Executive Officer (“CEO”). As the COO, your primary responsibility is to lead the successful achievement of Footprint’s mission, key strategic initiatives, productivity, performance outcomes, and operations by providing leadership, oversight, evaluation, and direction through planning, organizing, directing, and executing the various functions of the business. A more detailed description of your job responsibilities is provided in the attached job description. The Parent Company’s controlled Affiliates as of the date of this Offer Letter include Footprint International, LLC, Footprint Mexico, LLC, Footprint MX Holdings, LLC, Footprint MX SRL de CV, Footprint South Carolina, LLC, and Footprint, LLC.

This Offer Letter sets out the terms of your employment, which will start on May 10, 2021 (the “Start Date”) with your acceptance of the position:

1. Base Salary. Your annual base salary will be $550,000 (“Base Salary”). Your Base Salary will be paid pursuant to the Company’s regular payroll practices and is subject to all legally required and authorized withholdings and deductions.

2. Annual Cash Bonus (“ACB”). You will be eligible to receive an ACB based on the achievement of certain individual and Company performance targets as determined annually by the Board of Directors. Your target ACB will be 75% of your Base Salary for each year that you are employed with the Company on the last day of the calendar year for which the ACB is calculated, prorated for any partial year. The actual ACB for any year will be based on performance measured against the applicable pre-established performance goals. The Company will pay any ACB awarded to you, less applicable tax withholding, no later than the 75 th day following the end of a calendar year.

3. Equity. The Parent Company will award you incentive stock options to purchase 200,000 shares of common stock of the Parent Company with an exercise price of $18.00 per share (the “Incentive Equity”) and subject to a three-vesting period. The Incentive Equity is pursuant to a separate grant agreement and plan to be approved by the Parent Company’s Board of Directors. The award agreement must be executed by you and will include customary vesting provisions and other restrictions. If the Incentive Equity is in the form of stock options, the award agreement will permit “cashless” exercise. One hundred percent (100%) of such Incentive Equity grant will vest upon a Change in Control (as such term is defined in the plan documents). Notwithstanding the foregoing, if any award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 3 will apply to such award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code, and the acceleration of any vesting or other payments due to you under this Agreement will be effected or paid as soon as possible in a manner that is compliant with Section 409A.

4. Relocation/Temporary Housing: To assist you in your relocation to Arizona, we will offer you relocation assistance. This assistance will include ( Relocation Reimbursement ): (a) reimbursement of direct, documented moving expenses occurring within the one (1) year period following the Start Date for household goods up to a total relocation expense amount of $25,000. If you resign from your position for any reason prior to April 5, 2022, you must repay the Relocation Reimbursement to the Company on your termination date.

5. Benefits. You will be eligible to participate in Company-provided benefit plans available to executives of the Company employed at commensurate levels. You will receive vacation/paid time off per Company policy applicable to other C-Suite executives, which does not outline a specified amount of time, but rather provides time off as needed, while using good judgment in the usage of such time so as not to interfere with business operations. The Company reserves the right to amend, modify or terminate the benefit programs at any time without notice.

6. Termination. In the event the Company terminates your employment without Cause or you terminate for Good Reason, contingent upon you signing and not revoking a form of general release agreement and your agreement to extend the Restricted Period (as defined in the Employee Restrictions Agreement (attached and referenced below)) to run for the entire Severance Period (defined below), if longer, the Company agrees to pay you severance pay in an amount equal to your Base Salary in effect as of the time of termination, which severance pay will be paid in equal installments over the one year period following termination (the “Severance Period”), in accordance with the Company’s then current payroll practices, all of which is subject to all legally required and authorized withholdings and deductions. In addition, the Company will continue all your benefits (as defined above) during the Severance Period. “Cause,” for the purposes of this letter, means any act by you, and for subparts (b) and (e), any act by you that is not cured (to the extent such act can be cured in the Company’s reasonable judgment) within five (5) days (the “Cure Period”) after receiving written notice from the Company of such act: (a) of fraud, dishonesty, theft or falsification of records; (b) of gross, willful or wanton negligence, misconduct, or conduct which constitutes a breach of any fiduciary duty or duty of loyalty owed by you to the Company; (c) that leads to a charge that constitutes a felony; (d) that is a material breach of the Employee Restrictions Agreement; or (e) that is a failure to follow any material and reasonable lawful instruction or direction from the CEO or the Board. Notwithstanding the foregoing, the Company may terminate you immediately and you will not be entitled to a Cure Period for any act under subparts (b) and (e) that occurs after you have cured actions which would otherwise constitute Cause under subparts (b) and (e) two times within any 18-month period. These provisions do not alter the at-will nature of your employment. “Good Reason” means the occurrence of: (x) a material reduction in your salary which is not consistent with reductions in salary generally for members of senior management;

(y) you are required by the Company to relocate more than thirty-five (35) miles from the Company’ s headquarters located at 250 E. Germann Road, Gilbert, Arizona 85297; or (z) an adverse change in your job title or diminution in your duties; provided, that in the event that an event constituting Good Reason pursuant to the foregoing subsections (x), (y) or (z) has occurred and you do not terminate your employment for Good Reason within thirty (30) days of such event, you will be deemed to have accepted the event and the event will no longer constitute Good Reason.

7. Restrictive Covenants; Company Policies. As a condition to your employment, prior to the Start Date, you will also be required to enter into the Company’s standard Employee Restrictions Agreement (attached and referenced below), which includes, among other things, non-competition and non-solicitation provisions, and the protection of the Company’s trade secrets and intellectual property. In addition, as an employee of the Company, you will abide by any policies and procedures adopted by the Company and disclosed or made available to you. You may be required to sign an acknowledgment that you have read and understand any such policies or procedures.

8. At-Will Employment. Your employment with the Company is not for a guaranteed or definite period of time. Rather, your employment relationship is “at will.” You represent that you are under no covenant or agreement restricting your ability to enter into an employment relationship with the Company. You further represent that, to the extent that you are subject to a restrictive covenant or agreement of any other kind, you will abide by its terms while it is in force, and to the extent you are unsure of or have any doubt as to whether any assignment, work or action you may take while employed with the Company would or may violate its terms, you will raise the issue with the CEO and obtain his input before beginning any such assignment, work or action. You will devote your full time during normal business hours to the business of the Company.

9. Conflict of Interest. During your employment, you agree to have undivided loyalty to the Company. This means that you shall avoid any situation that involves or may appear to involve a conflict of interest, such as participating in a business transaction that benefits you or a relative personally based on information or relationships developed on the job, failing to disclose that someone who is doing or seeking to do business with or work for the Company is a relative or close personal associate, or receiving direct or indirect compensation from a client, customer, or vendor. You shall not be precluded from engaging in other business activities outside normal business hours so long as you receive prior written approval from the CEO and such other business activities do not interfere with or impair your ability to perform your obligations under this Offer Letter, or do not materially detract from your activities on behalf of the Company.

10. Return of Property. On the date your employment ends for any reason, or at any time during your employment, on the request or direction of the Company, you must immediately deliver to the Company any or all equipment, property, material, or copies thereof, which are owned by the Company and/or any of its Affiliates and are in your possession or control. This includes documents or other information prepared by you, on your behalf or provided to you in connection with your duties while employed by the Company, regardless of the form in which such document or information are maintained or stored, including computer, typed, handwritten, electronic, audio, video, micro-fiche, imaged, drawn, or any other means of recording or storing documents or other information. You hereby warrant that you will not retain in any form such documents, or other information, or copies thereof. You may retain a copy of this Offer Letter, the Employee Restrictions Agreement, and any other document or information describing any rights you may have after the date your employment ends.

11. Obligations to Prior Employers. In your work for the Company and/or its Affiliates, you will be expected not to use or disclose any confidential information, including trade secrets of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

12. Non-Disparagement. At all times, both during your employment and after your employment ends for any reason, except as authorized in the performance of your responsibilities described above or assigned by the Company, you shall not (a) make any statement about the Company, its Affiliates or subsidiaries, or any of their directors, officers, employees, agents, or representatives, to any media outlet (including, without limitation, any website, social media platform, television, radio, newspaper, blogs, chat board, website, or other digital media), or (b) make any negative statements to anyone about the Company or its Affiliates or subsidiaries or any of their managers, members, directors, officers, employees, agents, consultants, or representatives, except for truthful statements that are legally required by a subpoena or legal summons.

13. Choice of Law, Venue and Personal Jurisdiction. The laws of the State of Arizona shall govern this Offer Letter and any dispute arising hereunder without giving effect to the choice of law provisions thereof. Each party (a) agrees that any legal suit, action, or proceeding arising out of or relating to this Offer Letter shall be instituted exclusively in the courts located in Maricopa County, Arizona, (b) waives any objection which the party may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the courts located in Maricopa County, Arizona, in any such suit, action, or proceeding. YOU AND THE COMPANY HEREBY IRREVOCABLY (A) CONSENT TO VENUE AND PERSONAL JURISDICTION IN ANY SUCH COURT AND (B) WAIVE ANY RIGHT TO A JURY TRIAL.

14. Acknowledgement. Notwithstanding any provision herein to the contrary, the Company and you acknowledge and agree that nothing in this Offer Letter is intended to or shall be construed as prohibiting you from discussing wages and other terms and conditions of employment as permitted by law. Provided, however, that if your job function involves access to Company wage and payroll information, you may not disclose employee pay information to other employees unless directed by the Company or an investigating agency.

15. Miscellaneous. This Offer Letter and the Employee Restrictions Agreement constitute the entire agreement between you and the Company regarding the subjects covered herein and therein and supersede all prior agreements and understandings, both oral and written, between you and the Company regarding the subjects covered herein and therein. No prior promises, representations, and/or understandings relating to the offer of employment as set forth in this Offer Letter are to be considered part of this Offer Letter. You warrant that you did not rely on any representations or statement other than those contained in this Offer Letter. This Offer Letter shall not be construed against either party based on authorship. No modification or waiver of or amendment to any provision of this Offer Letter will be effective unless in writing and signed by you and a duly authorized officer of the Company. A delay or failure by the Company to exercise any right that is the subject of this Offer Letter will not be construed as a waiver of that right. A waiver of a breach on any one occasion will not be construed as a waiver of any other breach. This Offer Letter will continue in effect until all obligations under it are fulfilled. If any part of this Offer Letter is held by a court of competent jurisdiction to be void or unenforceable, that part shall be severed, and the rest of this Offer Letter shall remain valid and enforceable to the maximum extent permissible under the law. This Offer Letter is not assignable by you. This Offer Letter may be assigned by the Company, including to a successor entity in the event of a merger or consolidation of the Company or in connection with the sale of all or substantially all the Company’s assets. This Offer Letter is binding on you and your heirs and legal representatives, and on the Company and its successors or assigns. This Offer Letter may be executed in counterparts, each of which will be deemed an original, but both of which together will be deemed to be one and the same agreement. Counterparts may be delivered via electronic mail (including PDF or any electronic signature, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This offer of employment is contingent upon passing a background check and drug screen, which will be paid for by the Company. As required by law, your employment with Company is contingent upon you providing legal proof of your identity and authorization to work in the United States.

The Company has relied upon the information you have provided to determine your proposed compensation and other terms. By signing below, you confirm that the information you have provided is accurate, and you will continue to promptly give the Company and its representatives information they request regarding your employment history, qualifications, accomplishments, and skills.

If you accept the terms of this offer, please sign, and return one copy of this Offer Letter to me by Wednesday, March 31, 2021 (the ‘“Expiration Date”). This offer will terminate if it is not accepted, signed, and returned by you to the Company by the Expiration Date. We look forward to having you join us.

Should you have any questions about this Offer Letter, you can reach me at [***], [***].

Yours truly,

/s/ Todd Landis 3/31/21

Troy Swope

Chief Executive Officer

/s/ TL

Encl. Employee Restrictions Agreement

I accept and agree to the terms and conditions of this Offer Letter

/s/ Joshua Walden	3/30/2021
Joshua M. Walden	Date

EMPLOYEE RESTRICTIONS AGREEMENT

In consideration of continued at-will employment and other good and valuable consideration as set forth in the offer letter, dated March 30, 2021 (“Offer Letter”), which is incorporated herein by reference, the receipt and sufficiency of which is hereby acknowledged, THIS EMPLOYEE RESTRICTIONS AGREEMENT (this “Agreement”) made and effective as of May 10, 2021 (the “Effective Date”), by and between FOOTPRINT, LLC, a Delaware limited liability company, with its principal place of business at 250 E. Germann Rd, Gilbert, AZ 85297, together with its current and future parent companies, subsidiaries, affiliates, operating companies, successors and assigns (“Footprint”), and Joshua Walden an individual (“Employee”).

1. Invention Assignment; Work for Hire. Employee acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments or works of authorship, whether patentable or unpatentable, registrable or unregistrable, that: (a) relate to Employee’s work with Footprint; (b) were made at the request or under the direction of Footprint or through use of Footprint’s resources, equipment or personnel; or (c) were suggested by any work that Employee performs in connection with Footprint (“Inventions”), shall belong exclusively to Footprint (or its designee). Employee hereby irrevocably assigns, releases and conveys to Footprint (or its designee) in perpetuity throughout the universe, from the moment of creation the Inventions and all patents and other registrations that may issue thereon in any and all countries, whether during or subsequent to Employee’s employment with Footprint, the complete right to exploit or otherwise use the Inventions and all auxiliary, subsidiary and moral rights in any form, medium, expression or technology now known or hereafter developed and all right to recover for past or future infringements thereof. In addition, each Invention will be deemed “Work for Hire,” as such term is defined under the copyright laws of the United States, on behalf of Footprint or a work made in the course of employment for Footprint and Employee agrees that Footprint will be the sole owner of such Invention, and all underlying rights therein, in any form, medium, expression or technology now known or hereafter developed, throughout the universe and in perpetuity without any further obligations to Employee.

(i) With regard to any Inventions that Employee may not have already assigned to Footprint and that Employee created or otherwise developed prior to Employee’s employment with Footprint (“Prior Creations”), Employee represents that Employee has listed all Prior Creations below that Employee wishes to exclude from Employee’s obligations to Footprint under this Agreement. If no items are listed below, Employee represents that Employee owns no Inventions that should be excluded.

(ii) Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee, in the form of notes, sketches, drawings, and other notations that may be specified by Footprint during Employee’s employment with Footprint. These records will be available to and remain the sole property of Footprint at all times.

(iii) Employee agrees to promptly disclose to Footprint in writing all Inventions created or otherwise developed by Employee alone or with others, as well as any and all patent applications or copyright registrations filed by Employee during and within one (1) year after termination of Employee’s employment with Footprint.

(iv) During and after the period of Employee’s employment with Footprint, Employee agrees that Employee will give Footprint all assistance it reasonably requires (at Footprint’s expense) to file for, maintain, protect and enforce Footprint’s patents, copyrights, trademarks, trade secrets, and other rights in Inventions, in any and all countries. To that end, without limiting the foregoing, Employee will sign documents and do all such other acts that Footprint may determine necessary or desirable, including, without limitation, giving evidence and testimony in support of Footprint’s rights. In the event that Footprint is unable for any reason after reasonable effort to obtain Employee’s signature on any document, form, agreement, or other instrument as needed pursuant to this paragraph (collectively, the “Additional Documents”), Employee hereby irrevocably designates and appoints Footprint and any of its members, managers, and duly authorized officers and agents as Employee’s agent and attorney-in-fact with regard to any of the Additional Documents, which appointment will include Employee’s authorization to act for and on Employee’s behalf to execute, verify, and file any of the Additional Documents, and to do all other lawfully permitted acts to further the purpose of this paragraph, with the same legal force and effect as if executed and performed by Employee.

2. No Prior Restrictions. Employee hereby represents and warrants that Employee is free to enter into an employment relationship with Footprint and that there are no contracts or restrictive covenants preventing full performance of Employee’s duties with Footprint.

3. No Guarantee of Employment. Employee expressly acknowledges and agrees that this is not an agreement by Footprint to employ Employee, or otherwise engage Employee’s services, for any period, and unless otherwise expressly agreed in writing between Employee and Footprint, Employee’s employment with Footprint is at-will and may be terminated at any time, with or without cause by either Employee or Footprint.

4. Nondisclosure of Confidential Information.

(i) During the course of Employee’s employment with Footprint, Employee will learn confidential information of, and on behalf of, Footprint. Employee agrees to not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Employee’s assigned duties and for the benefit of Footprint, either during Employee’s employment with Footprint, or at any time thereafter, any confidential, secret and proprietary documents, materials, data or other information, in tangible or intangible form, of or relating to Footprint and its businesses or existing and prospective customers, suppliers, investors, sales representatives, other Employees or other associated third parties, including, but not limited to: (a) information regarding operations, assets, financial condition or prospects; (b) projections, budgets or business and marketing plans; (c) information regarding planned or pending acquisitions, divestitures or other business combinations; (d) trade secrets, know-how and proprietary information; (e) technical information, patent disclosures and applications, copyright applications, formulae and other intellectual property and (f) any other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used, in each case which shall have been obtained by Employee during Employee’s employment with Footprint (collectively, “Confidential Information”). The foregoing shall not apply to information that (x) was known to the public prior to its disclosure to Employee; (y) becomes generally known to the public subsequent to disclosure to Employee through no wrongful act of Employee or any representative of Employee; or (z) Employee is required to disclose by applicable law, regulation or legal process (provided that Employee provides Footprint with prior written notice of the contemplated disclosure and cooperates with Footprint at its expense in seeking a protective order or other appropriate protection of such information).

(ii) Defend Trade Secret Act. Employee understands that Footprint will not seek to hold Employee criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that is made: (i) (A) in confidence to a U.S. federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee understands that if Employee files a lawsuit against Footprint for retaliation by Footprint for Employee’s reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (1) file any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. §1833(b).

5. Return of Property. Employee agrees to return to Footprint, upon any termination of Employee’s employment with the Footprint, all property and/or material owned by Footprint that may be in Employee’s possession or control and, in any event, at Footprint’s request, including, without limitation, all Inventions, all records, any laptop computer and tablet and the data contained therein, computer accessories, cell phones, smart phones, business cards, papers, notebooks, books, manuals, customer lists and email addresses, lists, correspondence, and documents, as well as any other matters or materials which may involve or relate to Footprint’s business, together with all copies thereof; and Employee will neither copy, retain, nor take any such material upon leaving Footprint.

6. Restrictions on Competing. Employee acknowledges that: (a) Employee performs services of a unique nature for Footprint that are irreplaceable, and that Employee’s performance of such services to a Competitor (as defined below) will result in irreparable harm to Footprint; (b) Employee has had and will continue to have access to trade secrets and other confidential information of Footprint, which, if disclosed, would unfairly and inappropriately assist in competition against Footprint; (c) in the course of Employee’s Engagement (as defined below) by a Competitor, Employee would inevitably use or disclose such trade secrets and confidential information; (d) Footprint has substantial relationships with its customers and Employee has had and will continue to have access to these customers; (e) Employee has received and will receive specialized training from Footprint; and (f) Employee has generated and will continue to generate goodwill for Footprint in the course of Employee’s employment. Accordingly, during Employee’s employment with Footprint and for a period of twelve (12)

months after the termination of Employee’s employment with Footprint for any reason (or, if a reviewing court determines twelve (12) months thereafter to be overbroad, nine (9) months thereafter, or six (6) months thereafter, respectively; depending, in each case, on the determination of the reviewing court that the respective longer period is overbroad) (the “Restricted Period”), Employee agrees that in each of the countries, provinces, states and territories where Employee serviced customers or otherwise performed services on behalf of Footprint prior to and as the date of termination of Employee’s employment with Footprint (“Restricted Territory”), Employee will not, directly or indirectly, own, manage, operate, control, be employed by, aid, assist or render services to, in whatever form (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation)(“Engage,” any such activities also referred to as “Engagement”), to any person, firm, corporation or other entity (other than Footprint) engaged in the manufacture, merchandising, distribution, service, or sale of packaging or other products or goods of the same or substantially similar type as those which are manufactured, merchandised, distributed, serviced or sold by Footprint on the date of termination or in which Employee is aware that Footprint has taken reasonable tangible steps, on or prior to such date, to be engaged in on or after such date (including sales to customers, vendors or intermediaries in the Restricted Territory) (a “Competitor”). In addition, Employee, may accept employment with a Competitor in the Restricted Territory whose business is diversified, provided, that: (y) Employee will not, directly or indirectly, Engage with any division or part of the Competitor that is in any way engaged in business or business activity competitive with Footprint in the Restricted Territory; and (z) Footprint shall receive, prior to Employee Engaging with such Competitor, written assurances deemed satisfactory by Footprint from Employee and the Competitor that Employee will not, directly or indirectly, render services or assistance to any part of the Competitor that is in any way engaged in business in the Restricted Territory which is materially competitive with Footprint.

7. Non-Solicitation; Non-Interference.

(i) During the Restricted Period, Employee shall not, except in the furtherance of Employee’s duties to Footprint, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, approach, solicit, aid or induce any employee, consultant, representative or agent of Footprint to leave such relationship or retention or to accept a relationship with or render services to or with any other person, firm, corporation or other entity unaffiliated with Footprint or hire or retain any such employee, consultant, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, consultant, representative or agent. Any employee, consultant, representative or agent of Footprint described in this section shall be deemed covered by this Section while so employed or retained and for a period of twelve (12) months after the end of such employment or engagement with Footprint.

(ii) During the Restricted Period, Employee shall not, except in the furtherance of Employee’s duties to Footprint, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity: (i) approach, solicit, aid or induce any individual or entity that is, or was during the twelve-month period immediately prior to the termination of Employee’s employment for any reason, a customer of Footprint, to purchase goods or services then sold by Footprint from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer, or (ii) interfere, or aid or induce any other person, firm, corporation or other entity in interfering, with the relationship between Footprint and any of its vendors, Employees, service providers, partners, lenders or equity owners.

8. Reasonableness of Restrictions. In signing this Agreement, Employee agrees that Employee has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Agreement, and has had the opportunity to consult with legal counsel regarding the same. Employee agrees that these restraints are necessary for the reasonable and proper protection of Footprint and its trade secrets and Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually and in the aggregate, will not prevent Employee from obtaining another suitable employment relationship. It is also agreed that any affiliate of Footprint shall have the right to enforce all of Employee’s obligations hereunder and shall be third party beneficiaries.

9. Remedies. Employee acknowledges and agrees that Footprint’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Footprint, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security. In the event of any legal proceeding arising between the parties in connection with this Agreement, the prevailing party will be entitled to recover, in addition to such other relief awarded or granted, attorneys’ fees, costs and expenses. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to Footprint at law or in equity.

10. Notice to Future and Prospective Employers. Employee agrees that after the termination of Employee’s employment with Footprint, Footprint may disclose this Agreement to Employee’s new employer or another person to notify them of Footprint’s rights and Employee’s obligations under this Agreement.

11. Non-Disparagement; Cooperation. Upon termination of employment, Employee will cooperate fully with Footprint in all matters relating to the completion of pending work on behalf of Footprint and the orderly transfer of such work to other persons designated by Footprint. Upon termination of employment and this Agreement, Employee will not make any oral or written communication to any person or entity which disparages, or has the effect of damaging the reputation of, or otherwise working in any way to the detriment of, Footprint, including, without limitation, its officers or management. Nothing in this Section shall prevent Employee from giving truthful testimony or information to law enforcement entities, administrative agencies, or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body.

12. No Expectation of Privacy. Footprint retains the right, with or without cause or notice to Employee, to access or monitor all Computer Information (as defined below), including but not limited to Employee’s instant messages, e-mail and voice mail. Employee agrees that Employee has no reasonable expectation of privacy in the Computer Information and expressly waive any right of privacy or similar right in the Computer Information. Employee agrees that Computer Information is the sole and exclusive property of Footprint. Any Computer Information stored on Footprint’s computer and/or communications systems will become the property of Footprint. Employee agrees that Employee will not install or use encryption software on any of Footprint’s computers without first obtaining written permission from Footprint. Employee agrees that Employee will not use passwords or encryption keys that are unknown to Employee’s supervisor or Footprint’s Board of Directors. “Computer Information” means all information and communications created, received, or stored on or passed through Footprint’s computer and communications systems, including, but not limited to, all of Employee’s files, databases, instant messages, voice mail and e-mail.

13. Governing Law; Venue. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Arizona (without regard to its choice of law provisions). Each of the parties agrees that any dispute between the parties shall be resolved only in the state and federal courts located in Maricopa County, Arizona, and the appellate courts having jurisdiction of appeals in such courts.

14. Waiver of Jury Trial. The parties hereby waive a trial by j ury in respect of any legal action relating to this Agreement and acknowledge that this waiver is knowingly, freely, and voluntarily given, is desired by the parties, and is in Employee’s and Footprint’s best interest.

15. Notice. All notices provided for in this Agreement shall be in writing and shall be given either (a) by electronic mail, provided confirmation of such notice is also sent by another means provided in this Section; (b) by personal delivery (in which cases such notice shall be deemed given on the date of delivery); (c) by next business day courier service (e.g., Federal Express, UPS, or other similar service) (in which case such notice shall be deemed given on the business day following date of deposit with the courier service); or (d) by United States mail, first class, postage prepaid, certified, return receipt requested (in which case such notice shall be deemed given on the third (3rd) day following the date of deposit with the United States Postal Service).

16. Miscellaneous. Employee acknowledges and agrees that nothing contained herein shall be construed as granting Employee any right to a continuing employment with Footprint, and the right of Footprint to terminate Employee’s employment at any time and for any reason, with or without cause, is specifically reserved. This Agreement will be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of Footprint, its successors, and its assigns. The provisions of this Agreement shall survive the termination of Employee’s employment with Footprint and/or the assignment of this Agreement by Footprint to any successor in interest or other assignee. No waiver by either party of a breach of this Agreement by the other party shall operate as a waiver of any subsequent breach. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

Neither party shall assign or transfer this Agreement or any obligation hereunder without the other party’s prior written consent. Any attempt to do so in contravention of this paragraph shall be void and of no force and effect. This Agreement and the Offer Letter constitute the entire agreement between the parties as to the subject matter hereof. No amendment, supplement to, waiver, or discharge of this Agreement or any provision thereof shall be binding upon the parties unless it is in writing and is executed by the party against whom such change, waiver or discharge is sought to be enforced. This Agreement, including any modifications, waivers or notifications relating thereto, may be executed and delivered by facsimile or electronic mail. Any such facsimile or electronic mail transmission shall constitute the final agreement of the parties and conclusive proof of such agreement. This Agreement may be executed in counterparts, both of which taken together shall constitute one single agreement between the parties.

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The parties are signing this Employee Restrictions Agreement with the intent to be legally bound as of the Effective Date.

EMPLOYEE	FOOTPRINT, LLC.

/s/ Joshua Walden	/s/ Todd Landis
Name: Joshua Walden	Name: Todd D. Landis
Date Signed: 3/30/21	Title: Chief People Officer
Date Signed: 3/31/21